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                                                                EXHIBIT 10.36

                          AMENDMENT TO BUILDING LEASE

        This Amendment to Building Lease is made as of July 3, 1996, between National City Bank of Kentucky, formerly known as First National Bank of Louisville, a national banking association with principal offices at 101 South Fifth Street, Louisville, Kentucky 40202 ("Lessor") and National Processing Company, formerly known as NPC of Arizona, Inc., a Kentucky corporation having its principal place of business at 1231 Durrett Lane, Louisville, Jefferson County, Kentucky ("Lessee").

        WHEREAS, the parties entered into a certain Building Lease dated September 1, 1984 (herein "Lease") regarding premises located at 1231 Durrett Lane, Louisville, Jefferson County, Kentucky (the "Premises"); and

        WHEREAS, the parties desire to amend the Lease as set forth hereinbelow;

        NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties agree as follow:

        1. Paragraph 2(a) of the Lease is hereby amended by changing the ending date from August 31, 2019 to February 28, 2019.

        2. Paragraph 2(b) regarding termination by Lessor is hereby deleted.

        3. Paragraph 8(a) of the Lease is hereby deleted and the following is substituted in its place:

                Lessee shall not, without the prior written consent of Lessor, make any structural alterations or additions to any existing improvement or construct new improvements in or upon the Premises except such as are necessary to the conduct of Lessee's normal business operations. Provided, Lessee shall give Lessor written notice regarding any such additions, alterations or improvements made by Lessee for use in its normal business operations. Lessee agrees to hold Lessor and Lessor's agents and employees forever harmless against all claims and liabilities of every kind, nature and description which may arise out of or in any way be connected with such work. Lessee shall pay the cost of all such work. All such work shall comply with all insurance requirements set forth in the Lease and with all laws, ordinances, rules and regulations of all government authorities. Upon completion of such work, Lessee shall furnish Lessor with materialmen's and mechanics' receipted bills covering all labor and materials involved therewith unless disputed. Lessee will inform all contractors and suppliers that no liens may be placed against the Premises and that all contracts must provide that no lien may be placed against the Premises and that any and all payments due under such contracts will be the personal liability of Lessee.

        4. All other terms of the Building Lease not modified herein shall remain in full force and effect.

        IN WITNESS WHEREOF, Lessor and Lessee have caused this instrument to be duly executed as of the date first written above.


Lessor:                                 Lessee:
NATIONAL CITY BANK OF KENTUCKY          NATIONAL PROCESSING COMPANY


By: /s/ William A. Dunn                 By: /s/ Richard Alston
    --------------------------------        ----------------------------


CF1848
07/01/96